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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in
the Registration Statement (Form S-3 No.        ) and the related Prospectus of
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EquiMed, Inc. (successor to EquiVision, Inc.) for the registration of 11,213,193
                                                                      ----------
shares of its common stock and to the incorporation by reference therein of our reports (a) dated March 1, 1996, with respect to the consolidated financial statements of and schedules of EquiVision, Inc. and (b) dated March 20, 1996, with respect to the combined statements of Colkitt Oncology Group included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission and (c) dated June 12, 1996, with respect to the combined financial statements of E. Ronald Salvitti, M.D., Inc., Washington Optical, Inc., Wallace Eye Surgery, Ltd., and The Laser & Surgery Center, Inc. included in its Current Report on Form 8-K dated September 24,
1996, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP

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Atlanta, Georgia
September 20, 1996